Vertex Energy Operating LLC 8-K

Exhibit 99.1

VERTEX ENERGY TO ACQUIRE ALABAMA

REFINERY AND RELATED LOGISTICS ASSETS

Vertex to acquire 100% of Mobile Chemical LP Refinery

Transforms Vertex into a Leading Independent Refiner of Renewable and Conventional Products

Multi-phase Renewable Diesel Project to Drive Superior “Clean Refining” Economics

Anticipate $3 billion in Annual Revenue and more than $400 million in Gross Profit by Year-End 2023

Transaction Conference Call Will Be Held on Thursday, May 27, 2021 at 8:30 AM ET

HOUSTON, TX., May 26, 2021 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced that it has entered into a definitive agreement to acquire the Mobile refinery (“Mobile”) located in Mobile, Alabama from Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP (“Shell”), subsidiaries of Royal Dutch Shell plc, for $75 million. The transaction is expected to close during the fourth quarter 2021, subject to regulatory clearance and various closing conditions.

STRATEGIC RATIONALE

●	Transformational acquisition of flagship refining asset and marine terminal. Vertex will become the sole owner and operator of the Mobile refinery upon closing. The refinery, which has a long track record of safe, reliable operations and consistent financial performance, will become Vertex’s flagship refining asset upon the close of the transaction, positioning the Company to become a pure-play producer of renewable and conventional products.

●	Highly attractive transaction economics, pro-forma for renewable diesel fuel project. Following the successful completion of a planned $85 million conversion of the Mobile refinery’s hydrocracking unit by year-end 2022, Vertex anticipates that the refinery will have the potential to generate at least $3 billion in annual sales and $400 million of gross profit annually beginning in 2023, given current refining economics.

●	Pathway to recapitalize balance sheet. This transaction provides a pathway to materially improve Vertex’s liquidity profile and reduce its weighted average cost of capital, over the medium-term.

●	Further supports energy transition toward low-carbon alternatives. The addition of renewable fuels production associated with the refinery will accelerate Vertex’s strategic focus on “clean” refining. By year-end 2022, the Mobile refinery is expected to produce approximately 10,000 barrels per day (bpd) of renewable diesel fuel and renewable byproducts. By mid-year 2023, based on current projections, Vertex expects to increase renewable diesel production to 14,000 bpd. Upon completion of the planned renewable diesel project, Vertex will become one of the leading independent producers of renewable fuels in the southeastern United States.

MANAGEMENT COMMENTARY

“The acquisition of the Mobile refinery will be the largest, most significant transaction ever completed by Vertex, one that positions us to become a leading regional supplier of both renewable and conventional products,” stated Benjamin P. Cowart, President and CEO of Vertex. “We will acquire an exceptional refining and logistics asset of scale, one equipped with significant feedstock optionality, together with a high-value, distillate-weighted product slate. As part of this transaction, Vertex will assume ownership of more than 3 million barrels of crude oil and product storage, together with other valuable logistics assets. Our vision for this site is that of diversification. We will seek to lead the southeast region in marketing next generation fuels and products that are not currently produced by the refinery today. Our entry into these new markets is expected to generate significant, long-term value for our shareholders, while adding new jobs and economic stimulus to the regional market.”

“Upon completion of the renewable diesel fuel project by year-end 2022, we anticipate the Mobile refinery will have the potential to generate at least $3 billion in revenue and $400 million of gross profit in the full-year 2023, given current project economics,” continued Cowart. “Not only will this project fundamentally transform the profitability profile of the Mobile refinery, it also positions Vertex to further its objective of developing high-purity refined products and alternative feedstocks that support the global transition toward low-carbon energy alternatives.”

“I want to welcome the employees of the Mobile refinery to the Vertex family,” continued Cowart. We look forward to building upon your cultural commitment to safety, regulatory compliance and operational excellence. I also want to thank our financial partners, all of whom who were integral in supporting the completion of this transaction, thereby positioning Vertex to embark on this next, exciting phase in the history of our company.”

“As part of this transaction, we plan to enter into a multi-year crude supply and product offtake agreements with several highly-respected counterparties, including Shell, who has been an exceptional partner throughout the sale process,” stated Alvaro Ruiz, EVP of Corporate Development at Vertex. “We believe these agreements will position us to reduce our working capital requirements, while mitigating spot market risk on product sales. Upon closing, we expect to hedge a significant portion of the first-year production, reducing our near-term exposure to movements in refined product margins, as we focus on completing the planned asset conversion, which remains the most significant near-term economic driver resulting from this transaction.”

ASSET OVERVIEW

The 91,000 barrel-per-day Mobile refinery is a strategically located asset, one capable of sourcing a flexible mix of cost-advantaged light-sweet domestic and international feedstocks. The Mobile refinery has the optionality to run as a stand-alone refinery and is also capable of producing base oils and chemicals feedstock. Approximately 70% of the refinery’s current annual production is distillate, gasoline and jet fuel, with the remainder being vacuum gas oil, LPG and other products. The facility distributes its finished product across the southeastern United States through a high-capacity truck rack, together with deep and shallow water distribution points capable of supplying waterborne vessels. As part of the transaction, Vertex will acquire approximately 3.2 million barrels of product storage, inventory, logistics and distribution assets, together with more than 860 acres of developed and undeveloped land. Vertex expects to retain the approximately 200 employees currently engaged in the business being acquired.

RENEWABLE DIESEL PROJECT

Upon completion of the transaction, Vertex expects to initiate an $85 million capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis. Upon completion of the project, which is expected to conclude by year-end 2022, the refinery will commence production of approximately 10,000 barrels per day of renewable diesel, increasing to 14,000 bpd by mid-year 2023, while continuing to supply conventional fuels to the regional market at current rates.

Renewable diesel is a biofuel that can be produced from organic waste and vegetable oils. Renewable diesel is a sustainable, fungible replacement for petroleum-based diesel fuel. While California remains the primary market for domestically produced renewable diesel, given the economic benefits for its use under the state’s Low Carbon Fuel Standard, other states are expected to follow suit, creating significant, incremental demand during the next decade. Once operable, the Mobile refinery’s converted hydrocracking unit will be capable of processing a wide range of organic, pre-treated feedstocks, including soybean and corn oil, meat tallow and waste vegetable oils, among others.

Vertex expects the average gross profit per barrel on its renewable diesel production will be significantly higher than that of the Mobile refinery’s conventional fuels production, including the benefit of tax subsidies and carbon-reduction incentives. As this project involves the conversion of an existing, operating process unit, Vertex anticipates that both the capital cost and anticipated time-to-market will be significantly less than that of comparable greenfield conversion projects.

FEEDSTOCK SUPPLY

Vertex intends to enter into a crude oil supply agreement with Shell for an initial term of five years upon closing. Under the terms of the agreement, Shell will obtain all crude oil feedstock required by the Mobile refinery at a negotiated price to crude oil indices. Separately, Vertex expects to source renewable feedstock through a multi-year agreement with Synergy Supply and Trading, a subsidiary of Bunker Holding Group, and potentially from the Company’s planned Myrtle Grove pretreatment facility in Belle Chasse, LA.

PRODUCT DISTRIBUTION

Vertex intends to enter into a multi-year product off-take agreement with Shell, while continuing to supply Bunker Holding (“Bunker One”) under an existing 10-year agreement. Under the agreements, Shell and Bunker One will purchase 100% of the Mobile refinery’s conventional fuels production. Concurrent with this arrangement, Vertex will enter into a separate, long-term agreement under which Idemitsu Apollo Corporation, a wholly-owned California-based subsidiary of Idemitsu Kosan, will purchase 100% of the Mobile refinery’s renewable diesel fuel production. The sale of all conventional and unconventional fuels will be priced against spot market index prices.

TRANSACTION FUNDING

Vertex expects to fund this transaction and the related renewable diesel capital project through a $125 million debt facility and cash generated through potential asset divestitures, with the balance coming through the sale of common equity, if required.

At closing, Vertex will acquire the Mobile refinery’s existing hydrocarbon inventory through funding provided by Bunker One. The hydrocarbon inventory will be valued at closing based on actual volumes and prevailing market prices.

ADVISORS

Vertex engaged Donovan Ventures as investment banking counsel and Vallum Advisors as financial communications counsel on the transaction.

MOBILE REFINERY ACQUISITION CONFERENCE CALL

A conference call will be held on Thursday, May 27, 2021 at 8:30 A.M. ET to discuss the transaction.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

Domestic Live:	888-506-0062

To listen to a replay of the teleconference, which will be available through June 3, 2021:

Domestic Replay:	877-481-4010
Conference ID:	41453

Further information regarding the purchase agreement is included in the Current Report on Form 8-K which Vertex plans to file tomorrow morning with the Securities and Exchange Commission.

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, risks associated with our ability to complete the proposed transaction on anticipated terms and timing, if at all, including obtaining regulatory approvals, unforeseen liabilities, future capital expenditures, the ability to recognize synergies, and the ability of Vertex to complete current plans for expansion and growth of the new operations and other conditions to the completion of the transaction; the expected benefits, output, financial metrics and production of the proposed transaction; our ability to satisfy closing conditions associated with the acquisition; our ability to raise sufficient capital to complete the acquisition and the planned renewable diesel project and the terms of such funding; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the transaction on the terms disclosed, if at all, the right of one or both of Vertex or Shell to terminate the acquisition agreement and the result of such termination, including a termination fee of $10 million payable by Vertex to Shell under certain conditions; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned transactions; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the acquisition on a timely basis or at all, including the risk that regulatory approvals or other consents required for the acquisition are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect Vertex’s acquisition or the expected benefits of the transaction; difficulties and delays in integrating the acquired assets businesses; and the Company’s plans for financing the acquisition and planned renewable diesel project; outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and our ability to repay such facilities and amounts due thereon when due; risks associated with our outstanding preferred stock, including redemption obligations in connection therewith, restrictive covenants and our ability to redeem such securities when required pursuant to the terms of such securities and applicable law; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with KMTEX and Bunker One (USA), Inc.; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; certain events of default which have occurred under our debt facilities and previously been waived; prohibitions on borrowing and other covenants of our debt facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance our continued growth; and other risk factors included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. Since the Projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

INVESTOR CONTACT

Noel Ryan

IR@vertexenergy.com